Exhibit 3.4c






                   MAXICARE HEALTH PLANS, INC.


                              BYLAWS



                 As Amended Through July 31, 1999

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                        TABLE OF CONTENTS
                                                        Page

ARTICLE I.      OFFICERS...............................  1
  Section 1.    PRINCIPAL OFFICE.......................  1
  Section 2.    OTHER OFFICES..........................  1


ARTICLE II.     MEETINGS OF STOCKHOLDERS...............  1
  Section 1.    PLACE OF MEETINGS......................  1
  Section 2.    ANNUAL MEETINGS OF STOCKHOLDERS........  1
  Section 3.    SPECIAL MEETINGS.......................  1
  Section 4.    NOTICE OF STOCKHOLDERS' MEETINGS.......  2
  Section 5.    MANNER OF GIVING NOTICE;
                  AFFIDAVIT OF NOTICE..................  2
  Section 6.    QUORUM.................................  2
  Section 7.    ADJOURNED MEETING AND NOTICE THEREOF...  2
  Section 8.    ORGANIZATION...........................  3
  Section 9.    VOTING.................................  3
  Section 10.   WAIVER OF NOTICE OR CONSENT BY ABSENT
                  STOCKHOLDERS.........................  3
  Section 11.   RECORD DATE............................  3
  Section 12.   PROXIES................................  4
  Section 13.   INSPECTORS OF ELECTION.................  4
  Section 14.   NOTICE OF STOCKHOLDER BUSINESS AND
                  NOMINATIONS..........................  5


ARTICLE III.    DIRECTORS..............................  7
  Section 1.    POWERS.................................  7
  Section 2.    NUMBERS OF DIRECTORS...................  7
  Section 3.    RESIGNATIONS; VACANCIES................  7
  Section 4.    PLACE OF MEETINGS AND TELEPHONIC
                  MEETINGS.............................  8
  Section 5.    ANNUAL MEETINGS........................  8
  Section 6.    OTHER REGULAR MEETINGS.................  8
  Section 7.    SPECIAL MEETINGS.......................  8
  Section 8.    DISPENSING WITH NOTICE.................  8
  Section 9.    QUORUM.................................  9
  Section 10.   ADJOURNMENT............................  9
  Section 11.   ACTION WITHOUT MEETING.................  9
  Section 12.   FEES AND COMPENSATION OF DIRECTORS.....  9


ARTICLE IV.     COMMITTEES.............................  9
  Section 1.    COMMITTEES OF DIRECTORS................  9
  Section 2     MEETINGS AND ACTION OF COMMITTEES......  10

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ARTICLE V.      OFFICERS...............................  10
  Section 1.    OFFICERS...............................  10
  Section 2.    ELECTION OF OFFICERS...................  10
  Section 3.    SUBORDINATE OFFICERS, ETC..............  10
  Section 4.    REMOVAL AND RESIGNATION OF OFFICERS....  10
  Section 5.    VACANCIES IN OFFICES...................  11
  Section 6.    CHAIRMAN OF THE BOARD..................  11
  Section 7.    VICE CHAIRMAN OF THE BOARD.............  11
  Section 8.    PRESIDENT..............................  11
  Section 9.    VICE PRESIDENTS........................  11
  Section 10.   SECRETARY..............................  12
  Section 11.   TREASURER..............................  12

ARTICLE VI.     RECORDS AND REPORTS....................  12
  Section 1.    MAINTENANCE AND INSPECTION OF SHARE
                  REGISTER.............................  12
  Section 2.    MAINTENANCE AND INSPECTION OF BYLAWS...  13
  Section 3.    MAINTENANCE AND INSPECTION OF OTHER
                  CORPORATE RECORDS....................  13
  Section 4.    INSPECTION BY DIRECTORS................  13

ARTICLE VII.    GENERAL CORPORATE MATTERS..............  13
  Section 1.    CHECKS, DRAFTS, EVIDENCES OF
                  INDEBTEDNESS.........................  13
  Section 2.    CORPORATE CONTRACTS AND INSTRUMENTS; HOW
                  EXECUTED.............................  13
  Section 3.    CERTIFICATES FOR SHARES................  14
  Section 4.    LOST CERTIFICATES......................  14
  Section 5.    TRANSFER OF SHARES.....................  14
  Section 6.    TRANSFER AND REGISTRY AGENTS...........  15
  Section 7.    REGULATIONS............................  15
  Section 8.    RESTRICTION ON TRANSFER OF STOCK.......  15
  Section 9.    REPRESENTATION OF SHARES OF OTHER
                  CORPORATIONS.........................  15
  Section 10.   DIVIDENDS, SURPLUS, ETC................  15


ARTICLE VIII.   GENERAL................................  16
  Section 1.    CONSTRUCTION AND DEFINITIONS...........  16
  Section 2.    SEAL...................................  16
  Section 3.    FISCAL YEAR............................  16


ARTICLE IX.     AMENDMENTS.............................  16
  Section 1.    AMENDMENT BY STOCKHOLDERS..............  16
  Section 2.    AMENDMENT BY DIRECTORS.................  17

                             BYLAWS

                               OF

                   MAXICARE HEALTH PLANS, INC.


                           ARTICLE I.
                            OFFICERS

     Section 1.        PRINCIPAL OFFICE.   The Board of Directors
shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware.

     Section 2. OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation shall determine.


                           ARTICLE II.
                    MEETINGS OF STOCKHOLDERS

     Section 1. PLACE OF MEETING. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

     Section 2. ANNUAL MEETINGS OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

     Section 3. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time for any purpose by the Board of Directors, the Chairman or Vice-President of the Board, the President of the Corporation or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings, and such special meetings shall be called by the President of the Corporation at the request in writing of stockholders owning at least a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such stockholders' request
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shall state the  purpose  or  purposes  of  the proposed meeting.
Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

      Section 4. NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and in the case of a special meeting, the purpose(s) for which the meeting is called. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees.

     Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

      An affidavit of the mailing or other means of giving a notice of any stockholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving such notice, and shall be filed and maintained in the minute books of the Corporation.

     Section 6. QUORUM. At all meetings of stockholders, except as otherwise required by statute or by the Certificate of Incorporation, the presence in person or by proxy of the holders of a majority of the shares of stock outstanding and entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7. ADJOURNED MEETING AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy.
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     When any meeting, of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the Board or Directors shall set a new record date. Notice of any such
adjourned  meeting,  if   required,   shall   be  given  to  each
stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this
Article II. At any adjournment meeting the Corporation may transact any business which might have been transacted at the original meeting.

        Section 8. ORGANIZATION. At every meeting of stockholders, the President, or in his absence the Chairman or Vice Chairman of the Board, shall act as chairman of the meeting and the Secretary shall act as secretary of the meeting. In case none of the officers designated above to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, may be chosen by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

     Section 9. VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Section 217 the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock). Any stockholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares such stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and voting on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by these Bylaws, the Certificate of Incorporation or by statute. Directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors. No stockholder shall be entitled to cumulate votes on any matter at any meeting of stockholders.

      Section 10. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS. Whenever notice is required to be given to the stockholders under any provision of the General Corporation Law or the Certificate of Incorporation or the Bylaws, a written waiver thereof, signed by a stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Section 11. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any such action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating  to  taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 12. PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 13. INSPECTORS OF ELECTION. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence or the facts stated and of the vote as certified by him or them.

     Section 14.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(A) ANNUAL MEETING OF STOCKHOLDERS

     (1)  Nominations of persons for election to the Board of

Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 4 of Article II of these Bylaws, (b) by or at the direction of the Chairman of the Board of Directors, or (c) by any stockholder who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) or this sub-section (A) and this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

       (2)    For  nominations  or  other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing subsection (A) (1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days or delayed by more than seventy (70) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth
(70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made,
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (3) Notwithstanding anything in the second sentence of subsection (a) (2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eight (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B)  SPECIAL MEETINGS OF STOCKHOLDERS.

     As set forth in Section 3 of Article II above, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Section 4 of Article II of these Bylaws. Nominations of persons for election to the Board of Directors shall be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of person for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by subsection (A) (2) of this Bylaw shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation no later than the close of business on the thirtieth (30th) day prior to such special meeting or, if fewer than thirty (30) days notice of such meeting is given, no later than the fifth (5th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C)   GENERAL

     (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Restated Certificate of Incorporation of the Corporation, as amended, or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                          ARTICLE III.
                            DIRECTORS

      Section 1. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws, conferred upon or reserved to the stockholders.

     Section 2. NUMBER OF DIRECTORS. The number of directors which shall constitute the Board of Directors of the Corporation shall initially be nine (9). The number of directors may from time to time be changed, by resolution of the Board of Directors or by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. The directors shall, except for filling vacancies (whether resulting from an increase in the number of directors, resignations, removals or otherwise), be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor is elected and qualifies. Directors need not be stockholders.

     Section 3. RESIGNATIONS; VACANCIES. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective. Vacancies in the Board of Directors may be filled in the manner provided in the Certificate of Incorporation. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for that meeting.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Section 4.         PLACE OF MEETING AND TELEPHONIC MEETINGS.
Regular meetings of the Board of Directors may be held at any place within or without the State of Delaware that has been designated from time to time by resolution of the Board of Directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors shall be held at any place within or without the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference, telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

     Section 5. ANNUAL MEETINGS. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

     Section 6. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

     Section 7.        SPECIAL MEETINGS.  Special meetings of the
Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telegram or facsimile, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone, telegram or facsimile, it shall be delivered personally or by telephone or the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

     Section 8. DISPENSING WITH NOTICE. The transaction of any business at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly, held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

     Section 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 144 of the Delaware General Corporation Law (approval of contracts or transactions in which a director has a financial interest), Section 141 (c) (appointment of committees), and
Section 145 (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal or directors, if any action taken is approved by at least a majority of the required quorum of such meeting.

     Section 10.       ADJOURNMENT.   A majority of the directors
present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent to writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

        Section  12.        FEES  AND  COMPENSATION OF DIRECTORS.
Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

                           ARTICLE IV.
                           COMMITTEES

     Section 1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporations's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution designating such committee or the Certificate of Incorporation expressly so provide, no such committee shall have the power of authority to declare a dividend or to authorize the issuance or stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 4 (place of meetings), 6 (regular meetings), 7 (special meetings and notice), 8 (dispensing with notice), 9 (quorum), 10 (adjournment), and 11 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, special meetings of committees may also be called by resolution of the Board of Directors and notice of special meetings of committees shall also be given to alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors and any committee may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                           ARTICLE V.
                            OFFICERS

     Section 1. OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman and/or Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this
Article V.  Any number of offices may be held by the same person.

     Section 2. ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any; of an officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

       Section  4.          REMOVAL  AND RESIGNATION OF OFFICERS.
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     Section 5.         VACANCIES IN OFFICERS.   A vacancy in any
office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in
Section 8 of this Article V.

     Section 7. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if such an officer is elected, shall, in the absence or disability of the Chairman, perform all the duties of the Chairman, and when so acting, shall have all the powers of, and be subject to all the restrictions upon the Chairman. The Vice Chairman shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

     Section 8. CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman or Vice Chairman of the Board, if there be such an officer or officers, the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He shall preside at meetings of the stockholder and, in the absence of the Chairman or Vice Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the

Board of Directors or these Bylaws.

     Section 9. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman or Vice Chairman of the Board or the Chief Executive
Officer, if there be such an officer or officers, the President shall, subject to the control of the Board of Directors, and the Chief Executive Officer, have general supervision, direction and control of the business and the officers of the Corporation. Subject to the powers granted to the Chief Executive Officer, the President shall have the general powers and duties of management usually vested in the office of the President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 10. CHIEF OPERATING OFFICER ("COO"). Subject to the supervisory powers of the CEO and the President, the Chief Operating Officer shall have the responsibility to direct the business and the activities of the officers of the Corporation. In the absence or disability of the President, the COO shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The COO shall have the general powers and duties of management usually vested in the office of the COO of a corporation and shall have such other powers and duties as may be prescribed respectively by the Board of Directors, these Bylaws, or the CEO, President, or the Chairman or Vice Chairman of the Board if there is no CEO or President.

     Section 11. VICE PRESIDENTS. In the absence or disability of the CEO, COO and President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the CEO, COO, and President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the CEO, COO, and President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, or the CEO, COO, President or the Chairman or Vice Chairman of the Board if there is no CEO, COO or President.

     Section 12. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book, of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at director's and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

      The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

     Section 13. TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable times to inspection by any director.

     The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

                           ARTICLE VI.
                       RECORDS AND REPORTS

     Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

     Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger and a list of its stockholders and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to do act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

     Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Corporation shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during usual business hours.

     Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes, accounting books and records shall be open to inspection upon the written demand of any stockholder in the same manner and subject to the same limitations specified in Section 1 of this Article VI with respect to the identities of stockholders.

     Section 4. INSPECTION BY DIRECTORS. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its books and records for a purpose reasonably related to his position as a director.

                          ARTICLE VII.
                    GENERAL CORPORATE MATTERS

     Section  1.        CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.
All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable by the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 2. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the Common Stock of the Corporation shall be issued to each stockholder when any such shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be facsimile, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     Section 4. LOST CERTIFICATES. Except as hereinafter in this Section 5 provided, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board of Directors may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

     Section 5. TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation, its stockholders and creditors for any purpose, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

        Section 6. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

     Section 7. REGULATIONS. The Board may make rules and regulations as it may deem expedient, not inconsistent with the Bylaws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

     Section 8. RESTRICTION ON TRANSFER OF STOCK. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock of any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

         Section 9. REPRESENTATION OF SHARES OF OTHER CORPORATION. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

     Section 10.        DIVIDENDS, SURPLUS, ETC.   Subject to the
provisions of the Certificate of Incorporation and of applicable law, the Board of Directors:

         (a) may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

      (b) may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences indebtedness;

     (c) may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

                          ARTICLE VIII.
                             GENERAL

     Section 1. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

     Section 2. SEAL. The corporate seal of the Corporation shall bear the name of the Corporation and the words "Delaware [year]." The Corporation may also have such other seals as the Board of Directors shall deem appropriate, including "OFFICIAL CORPORATE SEAL." A corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

      Section  3.          FISCAL  YEAR.   The fiscal year of the
Corporation  shall  be  determined,   and   may  be  changed,  by
resolution of the Board of Directors.

                           ARTICLE IX.
                           AMENDMENTS

     Section 1. AMENDMENT BY STOCKHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of holders of a majority of the outstanding share entitled to vote, unless, as to a particular provision, a higher vote is required by the Certificate of Incorporation or by statute, provided, however, that Section 3 of Article II and Sections 1 and 2 of Article IX of these Bylaws may not be amended or repealed in any respect except by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares entitled to vote thereon ("Voting Shares"), regardless of class and voting class, and where such action is proposed by an Interested Stockholder or by an Associate or Affiliate of an Interested Stockholder (as such capitalized terms are defined in the Certificate of Incorporation of the Corporation), the affirmative vote of the holders of a majority of all Voting Shares, regardless of class and voting together as a single class, other than shares held by the Interested Stockholder which proposed (or the Affiliate or Associate of which proposed) such action, or any Affiliate or Associate of such Interested
Stockholder; provided, however, that where such action is approved by a majority of the Disinterested Directors (as defined in the Certificate of Incorporation of the Corporation),the affirmative vote of a majority of the Voting Shares, regardless of class and voting class, shall be required for approval of such action.

     Section  2.          AMENDMENT BY DIRECTORS.  Subject to the
rights of the  Stockholders  as  provided  in  Section  I of this
Article IX to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the Board of Directors.